UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2020

INVITAE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36847	27-1701898
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1400 16th Street, San Francisco, California	94103
(Address of principal executive offices)	(Zip Code)

(415) 374-7782

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NVTA	The New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On June 12, 2020, the Board of Directors (the “Board”) of Invitae Corporation (“Invitae”), including all of the independent members of the Board, approved, upon the recommendation of the Compensation Committee of the Board, a management incentive compensation plan for the 2020 fiscal year (the “Management Incentive Plan”). Under the Management Incentive Plan, Invitae’s executive officers, as well as other specified senior level employees, are participants in the Management Incentive Plan and may be eligible to receive incentive compensation in the form of performance restricted stock units (“PRSUs”) based on the level of achievement of a specified 2020 cash burn goal. Eligibility to participate in the Management Incentive Plan and actual award amounts are not guaranteed and are determined at the discretion of the independent members of the Board upon the recommendation of the Compensation Committee of the Board. Potential payouts under the Management Incentive Plan may range from 0% to 100% of target PRSU amounts and will be granted no later than March 31, 2021. PRSUs awarded pursuant to the Management Incentive Plan vest as to 50% of the shares on the grant date, with the remaining 50% of the total amount of shares vesting on the first anniversary of the grant date, depending on eligibility and performance. Target PRSU bonus amounts for Invitae’s named executive officers are as follows: Sean E. George—56,250 PRSUs; Shelly D. Guyer—26,250 PRSUs; Lee Bendekgey—26,250 PRSUs; Robert L. Nussbaum—26,250 PRSUs; and Katherine A. Stueland—26,250 PRSUs.

In addition, the Board, including all of the independent members of the Board, approved, upon the recommendation of the Compensation Committee of the Board, grants of retention restricted stock units (“Retention RSUs”) and options to acquire shares of Invitae’s common stock (“Retention Options”) under the 2015 Stock Incentive Plan (the “2015 Plan”). The shares of common stock underlying Retention RSUs will vest in equal annual installments over a three year period, subject to continued service, with the first installment vesting on June 12, 2021. Retention Options vest over a four year period, subject to continued service, with 25% of the shares vesting on the first anniversary of the grant date, and the remaining 75% of each option award vesting monthly over the following three years. Each equity award is subject to the terms and conditions of the 2015 Plan and the applicable stock award agreements. Retention RSUs and Retention Options for Invitae’s named executive officers are as follows: Sean E. George—126,550 Retention RSUs and 42,200 Retention Options; Shelly D. Guyer—59,150 Retention RSUs and 19,600 Retention Options; Lee Bendekgey—59,150 Retention RSUs and 19,600 Retention Options; Robert L. Nussbaum—59,150 Retention RSUs and 19,600 Retention Options; and Katherine A. Stueland—59,150 Retention RSUs and 19,600 Retention Options.

On June 12, 2020, the Board approved an amendment and restatement of the 2015 Plan to provide for a modification in the method of calculating the pool of inducement shares and to increase the pool of inducement shares under the 2015 Plan by 475,000 shares of common stock, in accordance with New York Stock Exchange Rule 303A.08.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 18, 2020

INVITAE CORPORATION

By:	/s/ Shelly D. Guyer
Shelly D. Guyer
Chief Financial Officer